Back to Form 10-Q

Exhibit 10.5

WELLCARE HEALTH PLANS, INC.
LONG TERM INCENTIVE CASH BONUS PLAN

WellCare Health Plans Inc., a Delaware corporation (the “WellCare”), hereby adopts the WellCare Long Term Incentive Cash Bonus Plan (this “Plan”) as of March 31, 2010.

The purpose of this Plan is to provide employees of WellCare and its Subsidiaries (collectively, the “Company”) with an incentive and reward for long-term contributions to the growth of the Company and to incentivize the employees to continue to provide services to the Company.  Capitalized terms used herein are defined in Section 9.

1.           Grantees

A “Grantee” for purposes of this Plan shall include each employee of the Company who (i)  reports directly to the Executive Chairman or the Chief Executive Officer, (ii) holds a position classified as Senior Vice President or higher, (iii) is granted an Award (as defined below) under this Plan by the Committee (any such employee within (i), (ii) or (iii), a “Senior Grantee”) or (iv) is granted an Award under this Plan by the Company’s Human Resources Department.

2.           Awards

(a)           The Committee in its sole discretion shall determine the terms and conditions of any awards (the “Awards”) granted under this Plan; provided, however, that the Company’s Human Resources Department shall be permitted to determine the target amount of any Award granted under this Plan to employees of the Company who are not Senior Grantees.  The amount of any Award shall be specified in an “Award Agreement”, as modified by a payment formula, if any, determined by the Committee.  Awards shall be paid solely in the form of cash.  The Award Agreement shall be in the form attached hereto in Appendix A, as modified from time to time by the Committee.

(b)           The Committee may determine that Awards are payable based on the achievement performance goals.  The performance goals may differ from Grantee to Grantee, from Performance Period (as defined below) to Performance Period and from Award to Award.  Any criteria used may be measured in absolute terms or relative to other companies.  The performance goals may include, but are not limited to:  earnings; earnings per share; earnings before interest, taxes, depreciation and amortization; revenue; profits; profit growth; profit-related return ratios; cost management; dividend payout ratios; market share; economic value added; cash flow; total shareholder return; quality; or other measures of performance selected by the Committee.  The achievement of any goals shall be determined by the Committee in its sole discretion.

3.           Performance Period

                                Awards shall be granted in respect of a “Performance Period”.  A Performance Period is a period of time longer than one year and shall be determined by the Committee in its sole discretion.  The first Performance Period shall begin on and include January 1, 2010 and end on and include December 31, 2012.

4.           Payment of Awards

(a)           Except as otherwise provided in an Award Agreement, each Grantee shall be paid an amount in cash as set forth in the Award Agreement as soon as practicable following the end of the applicable Performance Period, but in no event later than March 15 of the year following the year in which the end of the applicable Performance Period occurs; provided, that any applicable performance goals have been achieved and the Grantee satisfies the requirements set forth in the applicable Award Agreement, in each case as determined in the Committee’s sole discretion and the requirements of Section 5.

(b)           In addition to the requirements set forth in Section 4(a), the Committee, in its sole discretion, shall be permitted at any time prior to payment with respect to an Award to rescind, reduce or otherwise amend such Award pursuant to Section 6(b).

5.           Termination of Employment

                                Except as otherwise provided in an Award Agreement, a Grantee shall not be entitled to receive payment of an Award and shall forfeit all rights with respect to an Award if for any reason the Grantee is not an active employee of the Company on the date the Award is paid.

6.           Term and Amendment

(a)           This Plan is effective as of March 31, 2010.

(b)           This Plan and any Awards may be amended or terminated by the Committee at any time without the consent of the Grantees.

7.           Plan Sponsor and Plan Administration

(a)           Upon a determination that any applicable performance goals have been achieved and that the Grantee has satisfied the requirements set forth in the applicable Award Agreement, any amount payable hereunder shall represent an unsecured promise of the Company, and no amounts will be contributed to a third party or otherwise set aside to fund the benefits under this Plan.

(b)           This Plan shall be administered by the Committee. The Committee shall have the authority to construe, interpret and implement this Plan, the Award Agreements and any Awards hereunder in its sole discretion.  Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event of any (i) adjustments, recapitalizations, reorganizations, stock splits, stock dividends, combination of shares or other changes in the Company’s capital structure or its business, (ii) any merger, consolidation or similar transaction by or of the Company, (iii) change in accounting principles, (iv) change in applicable law, (v) extraordinary or nonrecurring event or (vi) other material event that is not contemplated by the Company on the date of any Award grant, then the Committee in its sole discretion may adjust performance metrics, the method of calculating the performance metrics or Award payout amounts.  The Committee’s determinations under this Plan need not be uniform.

(c)           The determination of the Committee on all matters relating to this Plan or any Award shall be final, binding and conclusive on all Grantees.

(d)           The Committee may delegate to any other person or persons such duties as it may deem advisable.  The Committee may also employ attorneys, consultants, accountants or other professional advisers and shall be entitled to rely upon the advice, opinions or valuations of any such advisers.

(e)           Neither the Committee, nor any person to whom duties have been delegated by the Committee, shall be personally liable for any action, interpretation, or determination made with respect to this Plan, Award Agreements or Awards.

8.           Miscellaneous

(a)           Participation in this Plan will not confer or be construed to confer any rights to employment or continued employment.  A Grantee’s employment with the Company will continue to be “at will” and not for a definite duration (unless otherwise provided in an employment agreement), and nothing in this Plan will be deemed to constitute a contract of employment or confer upon a Grantee any contractual right to continued employment with the Company.

(b)           No Award shall be assignable or transferable, nor shall such Award be subject to alienation, assignment, garnishment, execution or levy of any kind.

(c)           The Company shall have the right to withhold from any payment made under this Plan any Federal, State or local taxes required by law to be withheld with respect to the payment of an Award.

(d)           Any and all Awards under this Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit sharing, bonus, life insurance, severance or other compensation or benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

(e)           All rights and obligations under this Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, applicable to agreements made and wholly to be performed in the State of Delaware and without reference to the conflict of law rules or principles thereof.

(f)           This Plan and any Awards are intended to be exempt from or to comply with the requirements of Section 409A of the Code.  This Plan and any Award Agreement shall be interpreted, administered and construed in a manner so as to avoid the imposition of interest, taxes and penalties on the Grantee pursuant to Section 409A of the Code.  To the extent required in order to avoid the imposition of any interest, penalties and additional tax under Section 409A of the Code, any payments payable as a result of a Grantee’s termination of employment with the Company will be delayed for six months and one day following such termination of employment, or if earlier, the date of the Grantee’s death, if the Grantee is deemed to be a “specified employee” as defined in Section 409A of the Code and as determined by the Company.  Any payments payable in connection with a Grantee’s termination of employment shall be made to the Grantee only upon a “separation from service” (as such term is defined and used in Section 409A of the Code).

9.           Definitions

(a)           “Award” has the meaning set forth in Section 2(a).

(b)           “Award Agreement” has the meaning set forth in Section 2(a).

(c)           “Board” has the meaning set forth in Section 9(d).

(d)           “Change in Control” means the occurrence of one of the following events:

(i)
if any “person” or “group,” as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successors thereto, other than any employee benefit plan of WellCare or any subsidiary, or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of WellCare or any subsidiary (each, an “Exempt Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of WellCare representing more than 50% of either the then outstanding shares or the combined voting power of the then outstanding securities of WellCare; or

(ii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of WellCare (the “Board”) and any new directors whose election by the Board or nomination for election by WellCare’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)
the consummation of a merger or consolidation of WellCare with any other corporation or other entity, other than a merger or consolidation which would result in all or a portion of the voting securities of WellCare outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of WellCare or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)
the consummation of a plan of complete liquidation of WellCare or an agreement for the sale or disposition by WellCare of all or substantially all WellCare’s assets, other than a sale to an Exempt Person.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)           “Company” means WellCare and its Subsidiaries.

(g)          “Committee” means the Compensation Committee of the Board.

(h)           “Exchange Act” has the meaning set forth in Section 9(d).

(i)            “Exempt Person” has the meaning set forth in Section 9(d).

(j)           “Grantee” has the meaning set forth in Section 1.

(k)           “Performance Period” has the meaning set forth in Section 3(a).

(l)           “Plan” means this WellCare Heath Plans, Inc. Long Term Incentive Cash Bonus Plan.

(m)          “Senior Grantee” has the meaning set forth in Section 1.

(n)          “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by WellCare.

(o)          “WellCare” means WellCare Health Plans, Inc., a Delaware corporation.

Appendix A

Form of Award Agreement

WELLCARE HEALTH PLANS, INC.
LONG TERM INCENTIVE CASH BONUS PLAN

LONG TERM INCENTIVE CASH BONUS PLAN AWARD AGREEMENT

This LONG TERM INCENTIVE CASH BONUS PLAN AWARD AGREEMENT (the “Award Agreement”) is made and entered into effective as of [•] (the “Grant Date”), by and between WellCare Health Plans, Inc., a Delaware corporation (“WellCare”), and [•] (the “Grantee”).

RECITALS

In consideration of services to be rendered by the Grantee as an employee of WellCare and its Subsidiaries and to provide incentive to the Grantee to remain with WellCare and its Subsidiaries, it is in the best interests of WellCare to make an Award grant to the Grantee in accordance with the terms of this Award Agreement; and

The Award is granted pursuant to the WellCare Health Plans, Inc. Long Term Incentive Cash Bonus Plan (the “Plan”), the terms of which are incorporated herein for all purposes.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Award.  WellCare hereby grants on the Grant Date to the Grantee $[•] (the “Award”), subject to the terms, provisions and restrictions set forth in this Award Agreement and in the Plan.  $[•] is the “Target Award”.  Each Award is a cash award calculated in accordance with the terms set forth below.  The minimum Award is zero; the maximum amount of the Award is equal to $[•] (the “Maximum Award”).  The amount that is to be paid in respect of an Award shall be calculated in accordance with any and all of the financial and performance criteria set forth Schedule 1.  Notwithstanding the foregoing, the Committee in its sole discretion, shall be permitted at any time prior to payment in respect of an Award to reduce or otherwise amend the Award (including determining that zero dollars should be paid), regardless of whether the financial and performance criteria set forth in Schedule 1 have been achieved.

2.           Payment of Awards.  Except as provided in Section 3 hereof, a Grantee shall be paid an amount in cash with respect to an Award as soon as practicable following the end of the Performance Period, but in no event later than March 15 of the year following the year in which the end of the Performance Period occurs; provided, than any applicable performance goals have been achieved and the Grantee satisfies the other requirements set forth in this Award Agreement, in each case as determined in the Committee’s sole discretion.  The Performance Period begins on [•] and ends on [•].

3.           Termination of Employment.  Upon the termination or cessation of Grantee’s employment with WellCare and its Subsidiaries for any reason whatsoever, if payment has not been made in respect of an Award, the Award shall automatically and without notice terminate, be forfeited and become null and void.

4.           Change in Control.  In the event of any merger, consolidation or other reorganization in which WellCare is not the surviving or continuing company or in which a Change in Control is to occur, all of WellCare’s obligations with respect to the Award shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing company or canceled in exchange for cash.

5.           Miscellaneous.

(a)           Tax Withholding.  Any payments paid pursuant to this Award Agreement will be subject to any Federal, State or local taxes required by law to be withheld.

(b)           Section 409A.  This Award Agreement shall be interpreted, administered and construed in a manner so as to avoid the imposition of interest, taxes and penalties on the Grantee pursuant to Section 409A of the Code.  It is intended that the Award is exempt from the requirements of Section 409A of the Code pursuant to the “short-term deferral” exception under Treasury Regulation Section 1.409A-1(b)(4).

(c)           No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company and its Subsidiaries from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(d)           Severability.  If any term or provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Award Agreement or an Award hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Award Agreement and the award hereunder shall remain in full force and effect).

(e)           No Trust or Fund Created.  Neither this Award Agreement nor the grant of the Award hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and its Subsidiaries and the Grantee or any other person.  To the extent that the Grantee or any other person acquires a right to receive payments from the Company and its Subsidiaries pursuant to this Award Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)           Electronic Delivery and Signature.  Grantee hereby consents and agrees to electronic delivery of the Plan and any related documents.  If the Company establishes procedures for an electronic signature system for delivery and acceptance of the Plan and any related documents, Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

(g)           Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Award Agreement or any term or provision hereof.

(h)           Governing Law.  This Award Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(i)           Counterparts.  This Award Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Award Agreement as of the date first written above.

WELLCARE HEALTH PLANS, INC.

By: ______________________________
Name: Alexander R. Cunningham
Title: Chief Executive Officer

Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof.  Grantee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement and the Plan.

GRANTEE:

By: __________________________________
[•]

SCHEDULE 1

CRITERIA FOR PAYMENT OF AWARD

All terms used in the chart below shall be defined and interpreted in the Committee’s sole discretion.

METRIC	WEIGHT	THRESHOLD (50% payout)	TARGET (100% payout)	MAXIMUM (150% payout)
FINANCIAL	50%
Return on Equity	25%	Below Peer Median (Discretion)	Peer Median	Above Peer Median (Discretion)
Operating Margin	25%	Below Peer Median (Discretion)	Peer Median	Above Peer Median (Discretion)
QUALITY	50%
Medicare STARS Report		Discretion	3.0	Discretion
Medicaid HEDIS/Quality Results		Discretion	Meeting contract standard	Discretion
Accreditation Achievement		Discretion	Meeting contract standard	Discretion

Regardless of whether any criteria set forth in Schedule 1 have been achieved, in making a determination as to whether or not an Award will be paid, and the amounts of Award payments, if any, the Committee will take into consideration other factors, including, but not limited to, unanticipated events, acquisition and expansion costs, non-recurring and extraordinary items, and other equitable factors, as determined by the Committee in its sole discretion, if such factors occur.

Notwithstanding the foregoing, the Committee, in its sole discretion, shall be permitted at any time prior to payment in respect of an Award to reduce or otherwise amend the Award (including determining that zero dollars should be paid), regardless of whether any criteria set forth in Schedule 1 have been achieved.